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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2003

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant's telephone number, including area code: 303-290-8700

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

  (a)
  Previous Independent Accountants

            (i)    On February 23, 2004, MarkWest Energy Partners, L.P. dismissed PricewaterhouseCoopers LLP as its independent accountants. The Registrant's Audit Committee of the Board of Directors participated in, recommended and approved the decision to change independent accountants.

            (ii)   The reports of PricewaterhouseCoopers LLP on the consolidated financial statements for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

            (iii)  In connection with its audits for the two most recent fiscal years and through February 23, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on financial statements for such years.

            (iv)  During the two most recent fiscal years and through February 23, 2004, there have been no "Reportable Events" (as defined in Regulation S-K, Item 304(a)(1)(v)).

            (v)   The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 27, 2004, is filed as Exhibit 16 to this Form 8-K.

  (b)
  New Independent Accountants

        The Registrant is in the process of interviewing prospective independent accountants and expects to announce its decision as to the engagement of its new independent accountant in the near future.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits.

Exhibit No.	Description of Exhibit
16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated February 27, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P. (Registrant)
Date: February 27, 2004	By:	/s/ DONALD C. HEPPERMANN Donald C. Heppermann, Senior Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated February 27, 2004.

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
SIGNATURE
EXHIBIT INDEX